UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Synthesis Energy Systems, Inc.
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Explanatory Note

This filing consists of a press release issued by Synthesis Energy Systems, Inc. (the “Company”) on September 4, 2012 providing an update on its pending equity investments from Hongye International Investment Group Co., Ltd. and Shanghai Zhongmo Investment Management Co., Ltd.

Additional Information

In connection with the proposed transaction among the Company, Zhongjixuan Investment Management Company Ltd. and China Energy Industry Holding Group Co., Ltd., the Company has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and to mail the definitive proxy statement to the Company’s stockholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statements to be filed, by the Company with the SEC.

You may obtain the preliminary proxy statement, and when available, the definitive proxy statement, for free by visiting EDGAR on the SEC web site at www.sec.gov. Stockholders and investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Synthesis Energy Systems Provides Progress Update Including Regulatory

Approval for Equity Investments from Hongye and Zhongmo

$15.5 Million Equity Investments Nearer to Completion with Regulatory Approvals

HOUSTON, September 4, 2012 — Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”) today announced a progress update on its pending equity investments from Hongye International Investment Group Co., Ltd. (“Hongye”) and Shanghai Zhongmo Investment Management Co., Ltd. (“Zhongmo”) .

The China Securities Regulatory Commission (CSRC), an agency that functions similarly to the U.S. Securities and Exchange Commission, has recently approved the agreements necessary to proceed with the Chinese process to fund the previously announced $15.5 million in combined equity investments from Hongye and Zhongmo. The required Chinese and foreign custodial bank accounts have been opened for the Hongye investment and are in the process of being opened for the Zhongmo investment. The Hongye funding into the Chinese custodial account has begun and the remaining steps in the funding process include foreign currency conversion and completion of the funds transfers.

Under the terms of the previously announced agreements, Hongye will receive 6,175,093 newly issued shares of common stock of SES at closing, representing an approximately 9.9% interest in SES, and Zhongmo will receive 4,177,335 newly issued shares of common stock, representing an approximately 6.7% ownership interest in SES. The purchase price per share is $1.50 for total proceeds of approximately US$15.5 million to SES.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, please visit www.synthesisenergy.com or call (713) 579-0600.

About Hongye

Hongye is a diversified group and is one of the top 100 private enterprises in Inner Mongolia. Hongye operates in three major business areas—energy and natural resources, finance and bio-pharmaceuticals. The major coal mine resources of Hongye are located in Wuhai City of Inner Mongolia.

About Zhongmo

Zhongmo is a private company principally engaged in providing financial and management consulting and advisory services. Zhongmo specializes in providing consulting services to Chinese enterprises looking for investment and financing solutions domestically as well as abroad.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the transactions with Hongye and Zhongmo, grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Savannah Tikotsky

Senior Account Executive

(212) 808-4903

Savannah@feintuchpr.com